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                                                                    EXHIBIT 10.1


LASALLE BANK NATIONAL ASSOCIATION                MEMBER ABN AMRO GROUP
c/o LaSalle Retail Finance
25 Braintree Hill Office Park, Suite 25
Braintree, MA 02184
(781) 353-6100
(781) 353-6101

                               September 14, 2005

Via Telecopier
--------------
Whitehall Jewellers, Inc.
155 North Wacker Drive, Suite 500
Chicago, Illinois 60606

Re:      LaSalle Bank National Association, Agent

Dear Sir/Madam:

         Reference is made to that certain Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of July 29, 2003, as amended and currently in effect (the "LOAN AGREEMENT"), entered into by and among (i) LaSalle Bank National Association, as administrative agent ("ADMINISTRATIVE AGENT") and collateral agent, (ii) ABN AMRO Bank N.V., as syndication agent,
(iii) JPMorgan Chase Bank, National Association, as documentation agent, (iv) Back Bay Capital Funding, LLC, as an Accommodation Bank, (v) the Banks, and (vi) Whitehall Jewellers, Inc. (the "BORROWER"). (Capitalized terms used in this notice and not otherwise defined shall have the meanings as defined in the Loan Agreement).

         Please be advised that one or more Events of Default have occurred under the Loan Agreement as a result of: (i) the Borrower's default under that certain Amended and Restated Private Label Credit Card Program Agreement dated as of June 1, 2005 entered into by and between the Borrower and GE Money Bank; and (ii) the Borrower's written public declaration of its inability to pay its obligations as they mature and become due in the ordinary course of its business. As a consequence thereof:

                  (a) The commitment of the Banks and the Accommodation Banks to make loans and advances and to grant financial accommodations to or for the benefit of the Borrower has been terminated in accordance with
         Section 13.2 of the Loan Agreement. Any additional loans, advances, and financial accommodations shall be made by the Banks, if at all, in their sole and exclusive discretion. Further, even if any such loans, advances, and financial accommodations are made, the Banks reserve the right at any time, without further notice to the Borrower, to cease making any additional loans, advances, and financial accommodations;

                  (b) The Administrative Agent expressly reserves the right from and after the date of this notice at any time, and without further notice to the Borrower, to implement the default rate of interest set forth in Sections 2.12(d) and 5.21 of the Loan Agreement, retroactively effective as of this date;


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                  (c) The Administrative Agent expressly reserves all of its rights and remedies, and on behalf of the Banks and the Accommodation Banks, expressly reserves all of their respective rights and remedies, including without limitation, the Administrative Agent's, the Banks', and the Accommodation Banks' rights and remedies under the Loan Agreement, the other Loan Documents, and applicable law.

         Please note that nothing contained in this notice constitutes an amendment of the Loan Agreement or any of the other Loan Documents, all of which remain in full force and effect, nor a waiver of any Event of Default, whether now existing or hereafter arising. Further, nothing contained in this notice constitutes a commitment on the part of the Administrative Agent or the Banks or the Accommodation Banks to enter into an amendment or waiver with the Borrower. Moreover, no such waiver or amendment shall take effect unless and until (i) all terms and conditions have been agreed to among the Administrative Agent, the requisite number of Banks, the Accommodation Banks, and the Borrower, (ii) all necessary internal approvals have been obtained by the Administrative Agent, the requisite number of Banks, and the Accommodation Banks, and (iii) an agreement in writing has been executed on behalf of the Administrative Agent, the requisite number of Banks, the Accommodation Banks, and the Borrower.

                               [Signature follows]


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         We trust that this correspondence clearly sets forth the position of the Administrative Agent, the Banks, and the Accommodation Banks at this time. However, should you have any questions, please feel free to contact us.

                                          Very truly yours,

                                          LASALLE BANK NATIONAL
                                          ASSOCIATION, Administrative Agent



                                          By:    /s/  Daniel O'Rourke
                                             ------------------------------
                                          Title:    First Vice President
                                                ---------------------------


cc:      ABN AMRO Bank N.V.
         JPMorgan Chase Bank, N.A.
         Fleet Retail Group, LLC
         Sovereign Bank
         Back Bay Capital Funding LLC
         Robert M. Fishman, Esquire
         Donald E. Rothman, Esquire